LNH REIT, Inc. 8-K

Exhibit 2(b)



                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This First Amendment to Purchase and Sale Agreement is entered into on the 14th day of October, 1994, by and between LNH REIT, INC. ("Seller") and ELEKTRA ENTERPRISES, INC.
("Purchaser"),

		RECITALS

     A. Purchaser and Seller have entered into that certain Purchase and Sale Agreement effective October 10, 1994 (hereafter referred to as the "Agreement"), pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, subject to the terms, provisions and conditions of the Agreement, that certain 90 acre tract of land in the City of Webster, Harris County, Texas, known as the Baypointe Land, more particularly described in the Agreement (the "Property"),

     B. All terms in this Amendment which are defined terms under the Agreement shall have the same meaning as said terms have in the Agreement unless otherwise provided herein.

     C. The parties hereto have agreed to amend the Agreement pursuant to the terms, conditions and covenants particularly described herein and not otherwise.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Seller agree as follows:

                              AGREEMENTS
     1. Delivery of Title Information by Seller. The time period allowed for Seller's delivery of title information shall be extended from fifteen (1 5) days to twenty-five (25) days after the Effective
Date.

     2. Survey. The time period allowed for Purchaser to obtain a Survey shall be extended from fifteen (15) days to forty-five (45) days after the Effective Date.

     3.  The Agreement, as amended, is hereby ratified and
confirmed, and shall continue In full force and effect.	     IN
WITNESS WHEREOF, the parties have executed this First Amendment as of the 14th day of October, 1994.

	SELLER:

	LNH REIT, INC.

	BY:    /s/ N. Keith McKey

	PRINTED NAME:  /s/ N. Keith McKey

	TITLE:  CFO



	BY:  /s/  David H. Hoster

	PRINTED NAME:  /s/ David H. Hoster

	TITLE:  Executive Vice President

	PURCHASER:

	ELEKTRA ENTERPRISES, INC.

	BY: /s/  Maria C. Thodos

	PRINTED NAME:  /s/  Maria C. Thodos

	TITLE:  President